UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2018
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On March 1, 2018 David S. Collins resigned from his position as Senior Vice President, Treasurer and Chief Financial Officer of Fuel Tech, Inc. (the “Company”) for health reasons. Mr. Collins will continue with the Company in a part-time capacity in the role of Senior Financial Advisor.

In anticipation of Mr. Collin’s resignation, on February 26, 2018 the Board of Directors of the Company (the “Board”) appointed James M. Pach, age 37, as Vice President, Treasurer and Controller of the Company, in which capacity Mr. Pach will serve as the Company’s Principal Financial Officer. In connection with his appointment, Mr. Pach’s salary was increased to $190,000 effective on such date (prorated for the remainder of 2018). Previously, on November 7, 2017 the Board appointed Mr. Pach to serve in a temporary capacity as Acting Treasurer and Principal Financial Officer. Prior to such time, Mr. Pach served as the Company’s Assistant Treasurer and Controller since joining the Company in January, 2016, and served as Assistant Corporate Controller for Century Aluminum Company (CAC) since 2015, Senior Corporate Accounting Manager for CAC since 2013, Assurance Senior Manager for PricewaterhouseCoopers LLP (PwC) since 2012, and Assurance Manager for PwC since 2010.

Mr. Pach is a party to an employment agreement with the Company effective as of January 4, 2016. The agreement is for an indefinite term, and includes provisions for disclosure and assignment of inventions to the Company, protection of the Company’s proprietary data, covenants against certain competition and arbitration of disputes. The employment agreement is for a term of employment “at will” and does not provide for severance payments. There are no family relationships between Mr. Pach and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Pach that would require disclosure pursuant to Item 404(a) of Regulation S-K.

NOTE REGARDING FORWARD LOOKING STATEMENTS
This filing contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: March 2, 2018	By:	/s/ Vincent J. Arnone
Vincent J. Arnone
President and Chief Executive Officer